UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 6, 2025

Bowhead Specialty Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42111	87-1433334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
452 Fifth Avenue New York, New York 10018
(Address of principal executive offices)
(212) 970-0269
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BOW	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 under the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01     Regulation FD Disclosure.
On June 1, 2025, Bowhead Specialty Holdings Inc. (the “Company”) became eligible to file registration statements on Form S-3. On June 6, 2025, the Company filed two registrations statements on Form S-3. The first Form S-3 is for up to $300 million of securities (the “Universal Shelf”). The second Form S-3 is for securities held by Gallatin Point Capital, American Family and Stephen Sills (the “Registration Rights Shelf”). In connection with the filing of the Universal Shelf and the Registration Rights Shelf, please note the following:
•The Company views the filing of the Universal Shelf as good balance sheet hygiene and in line with the Company’s view that it is a growing business.
•Nothing specific is imminent regarding a capital raise.
•The filing of the Registration Rights Shelf covering securities held by American Family Mutual Insurance Company, S.I., GPC Partners Investments (SPV III) LP and Stephen Sills was made to fulfill the Company’s contractual obligations under the Registration Rights Agreement, dated as of May 28, 2024, between the Company and the investors party thereto. No party listed as a selling stockholder (including Stephen Sills) has indicated a present intent to sell, which prompted the filing of the Registration Rights Shelf.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 6, 2025

By:	/s/ H. Matthew Crusey
Name:	H. Matthew Crusey
Title:	General Counsel and Secretary
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